UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): March 28, 2005

                           Playboy Enterprises, Inc.
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              (Exact Name of Registrant as Specified in Charter)

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            Delaware                         001-14790                          36-4249478

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(State or Other Jurisdiction of      (Commission File Number)        (IRS Employer Identification No.)
         Incorporation)
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              680 North Lake Shore Drive, Chicago, Illinois 60611
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              (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code: (312) 751-8000


                                Not applicable.
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        (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                       Section 2--Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off-Balance Sheet Arrangement of a Registrant.

         On March 9, 2005, Playboy Enterprises, Inc. ("Playboy") entered into a purchase agreement under which it agreed to sell $100 million aggregate principal amount of its 3.00% convertible senior subordinated notes due 2025 (the "Notes") to the initial purchasers named in the agreement (the "Initial Purchasers"). Playboy granted the Initial Purchasers an option to purchase, within 13 days of the date of original issuance of the Notes, which occurred on March 15, 2005, up to $15 million aggregate principal amount of additional Notes to cover over-allotments. See Exhibit 99.1 to this Current Report on Form 8-K.

         On March 28, 2005, Playboy issued $15 million aggregate principal amount of 3.00% convertible senior subordinated notes due 2025 to the Initial Purchasers pursuant to the exercise by the Initial Purchasers of their over-allotment option. The Notes and the shares of Playboy's Class B (non-voting) common stock issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Playboy offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act. The Initial Purchasers sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Playboy relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

         The Notes are governed by an Indenture, dated March 15, 2005, between Playboy and LaSalle Bank National Association, as Trustee. See Exhibits 4.1 and 4.2 to this Current Report on Form 8-K.

         The Notes are convertible into cash and, if applicable, shares of Playboy's Class B common stock based on an initial conversion rate, subject to adjustment, of 58.7648 shares per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $17.02 per share), only under the following circumstances: (1) during any fiscal quarter after the fiscal quarter ending March 31, 2005, if the closing sale price of the Class B common stock for each of 20 or more consecutive trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 130% of the conversion price in effect on that trading day; (2) during the 5 business day period after any 5 consecutive trading day period in which the average trading price per $1,000 principal amount of Notes over that 5 consecutive trading day period was equal to or less than 95% of the average conversion value of the Notes during that period; (3) upon the occurrence of specified corporate transactions, as set forth in the Indenture; or (4) if Playboy has called the Notes for redemption. Upon conversion of a Note, a holder will receive cash in an amount equal to the lesser of the aggregate conversion value of the Notes being converted and the aggregate principal amount of the Notes being converted. If the aggregate conversion value of the Notes being converted is greater than the cash amount received by the holder, the holder will also receive an amount in whole shares of Class B common stock, as set forth in the Indenture, equal to the aggregate conversion value less the cash amount received by the holder. A holder will receive cash in lieu of any fractional shares of Class B common stock.

         The Notes bear interest at a rate of 3.00% per annum on the principal amount of the Notes, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2005. In addition, Playboy will pay contingent interest during any six-month period from March 15 to and including September 14 and from September 15 to and including March 14, commencing with the six-month period beginning March 15, 2012, if the average trading price of the Notes during the five trading days preceding the third trading day before the first day of the applicable six-month period equals at least 120% of the principal amount of the Notes.

         The Notes mature on March 15, 2025. Playboy may redeem the Notes at its option under certain conditions, in each case at a redemption price in cash equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. The Notes are redeemable:

     o on or after March 15, 2010, if the closing sale price of the Class B common stock exceeds 120% of the conversion price during specified periods; or

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     o   on or after March 15, 2012, in whole or in part, at any time.

         Furthermore, the holders of the Notes may require Playboy to purchase all or a portion of their Notes under certain circumstances, in each case at a repurchase price in cash equal to 100% of the principal amount of the repurchased Notes, plus any accrued and unpaid interest to, but excluding, the repurchase date. Playboy may be required to repurchase the Notes:

     o   on each of March 15, 2012, March 15, 2015 and March 15, 2020; or
     o   if certain fundamental changes occur.

         The Notes are unsecured senior subordinated obligations of Playboy and rank junior to all of Playboy's senior debt, including its guarantee of borrowings under its subsidiary PEI Holdings, Inc.'s credit facility, equally with all of Playboy's future senior subordinated debt, and senior to all of Playboy's future subordinated debt. In addition, the assets of Playboy's subsidiaries are subject to the prior claims of all creditors, including trade creditors, of those subsidiaries. The assets of Playboy and substantially all of its U.S. subsidiaries, other than Playboy.com, Inc. and its subsidiaries, are currently pledged to secure obligations under PEI Holdings, Inc.'s credit facility.

         The Notes and the underlying Class B common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

                   Section 3--Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

         On March 28, 2005, Playboy sold $15 million aggregate principal amount of 3.00% convertible senior subordinated notes due 2025 in a private placement pursuant to exemptions from the registration requirements of the Securities Act.

         The Notes and the underlying Class B common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

         The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

                  Section 9--Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

4.1 Indenture, dated March 15, 2005, between Playboy Enterprises, Inc. and LaSalle Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Playboy Enterprises, Inc.'s Current Report on Form 8-K filed on March 15, 2005).
4.2 Form of 3.00% Convertible Senior Subordinated Notes due 2025 (included in Exhibit 4.1).
99.1 Purchase Agreement, dated as of March 9, 2005, among Playboy Enterprises, Inc. and the Initial Purchasers named therein (incorporated by reference to Exhibit 99.1 to Playboy Enterprises, Inc.'s Current Report on Form 8-K filed on March 15, 2005).

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PLAYBOY ENTERPRISES, INC.


April 1, 2005                                By: /s/ Robert D. Campbell
                                             ---------------------------------
                                             Robert D. Campbell
                                             Senior Vice President,
                                                Treasurer and Strategic Planning
                                                and Assistant Secretary

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                                 EXHIBIT INDEX

Exhibit
Number      Description
------      -----------

4.1         Indenture, dated March 15, 2005, between Playboy Enterprises, Inc.
            and LaSalle Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Playboy Enterprises, Inc.'s Current Report on Form 8-K filed on March 15, 2005).
4.2 Form of 3.00% Convertible Senior Subordinated Notes due 2025 (included in Exhibit 4.1).
99.1 Purchase Agreement, dated as of March 9, 2005, among Playboy Enterprises, Inc. and the Initial Purchasers named therein (incorporated by reference to Exhibit 99.1 to Playboy Enterprises, Inc.'s Current Report on Form 8-K filed on March 15, 2005).